Exhibit 99.1

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

RMS Medical Products

Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

Operator:  Greetings and welcome to the RMS Medical Products third quarter 2018 results conference call. At this time all participants are in a listen-only mode. A question and answer session will follow the formal presentation. You may press “* “1” to register a question at that time. If anyone should require operator assistance during the conference please press “*” “0” on your telephone keypad.

As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Mr. Daniel Goldberger, Chairman of the Board. Please go ahead.

Daniel Goldberger:  Thank you, Donna.

Good morning, everybody, and thanks for joining our call. My name is Dan Goldberger, and it is a privilege to speak with you this morning. Karen Fisher, our CFO, and Don Pettigrew, our President and Chief Commercial Officer are joining me today.

During this call, we will discuss our business outlook and make forward-looking statements. These comments are based on our predictions and expectations as of today. Actual events or results could differ materially due to a number of risks and uncertainties including those mentioned in the associated slide presentation and our most recent filings with the SEC along with the associated press releases.

We assume no obligation to update any forward-looking statements. The associated slide presentation will be posted to the investor relations section of our website at www.RMSmedicalproducts.com later today.

This presentation contains forward-looking statements that involve risks and uncertainties including but not limited to those related to the growth of the infusion market, our legal and SG&A expenditures and the potential for listing our stock to an exchange. Actual results and events may differ significantly from results and events discussed in the forward-looking statements.

Factors that might cause or contribute to such differences include but are not limited to economic and business conditions; trends and events around the world and in the markets in which RMS operates; competitive pressure; customer acceptance of new products; changes in medical reimbursement regulations; regulatory approvals for new products; foreign regulations governing medical devices; introduction of new technologies and those discussed in our transition report on form 10K for the fiscal year ended December 31, 2017.

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

We undertake no obligation to update publicly this presentation or any forward-looking statements to reflect new information, events or circumstances after the date hereof. For the benefit of those of you listening to the replay, this call was held and recorded on Wednesday, October 24, at approximately 9 AM Eastern time. Since then the company may have made additional comments related to the topics discussed. Please reference the company’s most recent press releases and filings with the SEC.

Now that I’ve completed the boilerplate, let’s begin. I’ve been in an operating position with the company for a few months now and I continue to believe that RMS has significant untapped potential. I look forward to working with our team to grow the business and enhance shareholder value.

I’m thrilled to have Don Pettigrew, an accomplished industry veteran, by my side for this presentation. Don joined us last month as our President and Chief Commercial Officer. Don was responsible for a $125 million portfolio of infusion and integral products at his previous post at Moog Inc. He is well-known and respected among our specialty pharmacy customers and in fact, he was recommended to us by our largest distribution customer, MSD, now McKesson. Don will discuss his plans a little later in this presentation.

We published our financial results for the period ended September 30, 2018, last night. The highlights are summarized on slide number three. We reported record revenues of $4.5 million for the quarter an 18.1% increase compared to the third quarter of 2017. Gross margin expanded to 63.6% compared to 61.8% during the same period of last year. Net income for the quarter increased 45% to $390,000 or 8.5% of net sales, a strong indication of our operational efficiency and a great signal for future leverage of our operating expense as we grow.

Slide number four shows the last seven quarters of steady revenue increase. We are seeing balanced growth and we attribute the momentum to increased adoption of our FREEDOM integrated infusion system for subcutaneous delivery of immunoglobulin therapy in the home environment. Note that our revenue has been growing at a 15.5% CAGR and accelerated to 17 and 18% in the last two quarters.

As you can see on slide number five, operating profit for the nine months ended September 30, have more than doubled from $789,000 in 2017 to $1.6 million in 2018. We are starting to see powerful leverage in our income statement because of the growing revenue and gross profit while we maintain discipline around operating expense. Operating profit should continue to expand as those trends continue into 2019 and beyond.

I’m also pleased to point out that operations contributed approximately $400,000 to our cash reserves during the quarter. Karen will explain in more detail later in this call. You may recall from previous presentations that the global market for home infusion was $15.9 billion in 2014 and we believe it’s expanded since then. In 2016 the North American market for subcutaneous immunoglobulin therapy was $1.3 billion including therapeutics and drug delivery devices like ours. Several well-established pharmaceutical companies including CSL Behring and Shire are driving adoption of subcutaneous immunoglobulin therapy and we are happy to support those initiatives.

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

Per slide number six immunoglobulin therapy can be delivered intravenously or subcutaneously. Our FREEDOM integrated infusion system is indicated for both intravenous and subcutaneous immunoglobulin therapy. This unique flexibility provides significant advantages for both patients and distributors. With the easy to use FREEDOM system, a patient can be trained to perform the therapy on themselves without the ongoing need for a healthcare professional. That means the therapy can be performed at home more frequently which may be more convenient for many patients and may provide more consistent systemic levels of immunoglobulin and in turn, better clinical outcomes.

The specialty pharmacy that administers immunoglobulin therapy benefits because a large number of patients can be serviced without increasing staff or clinic space. The pharmaceutical company benefits from increased sales of their proprietary immunoglobulin formulations as compliance improves. In summary, every wins--everyone wins when our system is included in the regimen so it’s high time we get the word out.

I’m going to turn the call over to Don Pettigrew at this point to discuss his initial impressions and preliminary plans for doing just that and more.

Don Pettigrew:  Excellent. Thanks, Dan. Appreciate it. So I joined RMS just last month and am very excited about the experience so far. I feel that operations are running very smoothly, I feel there is strong leadership there and I also feel commercialization efforts are coming along.

I’ve been trying to focus my time recently on meeting with our largest customers and have been very pleased with the positive feedback I received in particular, the confidence in our products and the appreciation of our customer service efforts. I’m happy to report the sales team is very motivated and engaged with activity focused on driving new business with an emphasis at the local level where the team educates on the clinical benefits of our products.

The clinical acceptance of our products is key to maintaining our business but the clinical preference of our products is really the key to growing our business. The team has developed very solid relationships and continue to work closely with our customers to really understand their business and patient needs.

We are recently back from this last week from participation at the IGNS conference that’s the Immunoglobulin National Society national conference in Dallas. We connected with many customers and explored ample growth opportunities.

Moving forward I’m very confident that sales will continue to grow in Q4 as well as 2019. As I’ve outlined the following five-pronged plan that’s now in place to tailor our sales efforts to be more focused and productive. So number one on the plan is grow and harvest. We are in a great position where we can secure business from the top-down and bottom-up approach with our largest customers. I will personally be leading the efforts to secure relationships at the executive level while the sales team will drive business at the local level. Our ability to strengthen these relationships will ensure we grow at a minimum with a market that’s likely expanding in a double-digit rate.

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

Number two is optimizing effort. It’s important that the sales efforts are really balanced between maintaining and growing business. The sales team has been directed to focus on areas where we have growth opportunities where decisions are made at the local and regional level. Under our new framework, the sales reps will be held accountable, results will be measured and compensation will be aligned accordingly with growth objectives. Successful execution in this area will allow us to grow above the market rate.

Number three is influencing the influencers. In our market analysis, we have determined that nurses and patient advocates have a very strong influence on product selection and are often the decision-makers. We will focus our efforts on training this group with an emphasis on the clinical benefits of our products and continuous improvement, and we will also invest accordingly in education and training tools that will help clinicians make the best decisions to advise and provide optimal patient treatment.

Number four is collaborate. I feel one of the biggest opportunities is to collaborate with our industry partners including pharmaceutical companies, other home infusion suppliers and distribution partners. Focusing our efforts here will allow us to expand our reach to partners that not only share a common call point but also expand our reach to the physician level and potentially position us to participate in future clinical trials.

Finally, number five is to expand and innovate leveraging our reputation for the highest quality products for IG home infusion. Our long-term strategic plan calls for a need to continue to innovate new products and ongoing improvement of the FREEDOM system. As a result, we will intend on utilizing our improved market insight overtime to inform judicious investment in research and development with a strong focus on ROI.

And if you can see on slide nine our sales and distribution function is multifaceted. Our direct sales team calls on specialty pharmacies that deliver infusion services as well as stocking distributors that support those specialty pharmacies. We drive physician and patient awareness through clinical education and social media and we support various professional societies including the Immune Deficiency Foundation, the Immunoglobulin National Society, the Infusion Nurses Society, and the National Home Infusion Association.

Longer-term we will continue to expand and innovate per slide 10. The approval of Hizentra for chronic inflammatory demyelinating polyneuropathy also known as CIDP earlier this year opened an entirely new patient population and a neurology called point. CIDP patients require higher concentrations and frequency of infusion representing a significant opportunity for RMS that can rival the size of PIDD. Our Super 26(sp) needles that are currently pending FDA approval and will be ideal for the administration of higher doses of Hizentra indicated for CIDP.

We are currently on-label for a variety of antibiotic therapies and will continue to look for revenue opportunities in that category. I also believe that we have untapped opportunities in hospice care to deliver nutrition and hydration. And finally, the FREEDOM system may ultimately be useful in secondary therapy or therapy for immunology oncology patients. With all those opportunities ahead of us I look forward to investing in our product development activities and securing future growth.

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

With that I’d like to turn the call over to Karen Fisher, our CFO, to discuss our financial results.

Karen Fisher:  Thank you, Don. As you can see on slide 11 net sales for the quarter ended 2018 were 4.5 million, up 18.1% compared to 3.8 million reported during the same period of 2017. Gross profit for the second quarter of 2018 was 2.9 million or 63.6% of net sales, up approximately 21.6% compared to gross profit of 2.4 million or 61.8% of net sales during the second quarter 2017.

The increase in gross profit was the result of higher net sales and operating efficiencies. Selling, general and administrative costs totaled 2.2 million for the three months ended September 30 or 48.5% of net sales compared to 1.9 million or 49.2% of net sales for the same period of 2017.

Legal fees and consulting costs were the main drivers of the increase partially offset by attrition. Research and development costs during the quarter were 100,000 compared to 15,000 during the third quarter of 2017 up due to added staff and related activities. Depreciation and amortization totaled 78,000, nearly the same as the comparable period of 2017.

Net income in the third quarter of 2018 was 387,000 or approximately 8.5% of net sales compared to 266,000 or approximately 6.9% of net sales during the third quarter of 2017. Higher net sales improved, higher net sales improved gross margin and the impact of the new lower income tax rate were contributors to the increase in net income.

Moving to the balance sheet, cash, and cash equivalents as of September 30, were 3.6 million compared to 4 million as of December 31, 2017. Liquidity, which we define as cash on certificates of deposits increased from 4.2 million at December 31, 2017, to 5.3 million on September 30, 2018. We also have access to an unused line of credit at KeyBank for up to 1.5 million and zero debt as of September 30.

With that, I will turn the call back to Dan at this time.

Daniel Goldberger:  Thank you, Karen. I’m very impressed with the steady growth in revenue and operating profit that we reviewed earlier. As you heard from Don we are putting people and systems in place to continue to drive results. We will continue to make investments in innovation and infrastructure to drive future revenue growth.

Our balance sheet is very clean with no debt and $5.3 million of cash and CDs. In fact, we added approximately $400,000 from operations to our cash balance in the quarter and we have access to an additional $1.5 million if necessary from our unused revolving line of credit with KeyBank.

On the investor relations front, we’ve met with dozens of institutional investors over the past quarter. We will be presenting at the ninth annual Craig-Hallum Alpha Select conference in New York on November 15 and at the 11th annual LD Micro Main Event in Los Angeles on December 5. We continue to explore the possibility of up-listing to an exchange at an appropriate time.

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

The Horton Fund has notified the company of their intent to exercise more and to purchase shares of our common stock. Horton is represented by Joe Manko on our Board of Directors. The warrant exercise is a tremendous vote of confidence from one of our largest stockholders and it will add still more cash to our balance sheet.

In summary, on slide 13 RMS is a medical device innovator focused on home and specialty infusion solutions. Our FREEDOM system is FDA-cleared for a variety of subcutaneous and intravenous therapies in large and growing indications. We are reporting profitable revenue growth and positive cash flow from operations.

Our business model includes a healthy contribution of recurring revenue from proprietary disposables. With the addition of Don Pettigrew, we are continuing to add talent to our management team.

I’d like to take a moment to thank all of our stakeholders our patients and their physicians and nurses; our employees; customers; distributors: vendors and of course, our stockholders for your support over the years. On that note, we will open the call for questions.

Operator. The floor is now open for questions. If you’d like to ask a question please press “*” “1” on your telephone keypad at this time. A confirmation tone will indicate your line is in the question queue. You may press “*” “2” if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

Once again that is “*” “1” if you would like to register a question at this time. One moment please while we poll for questions. Once again, that is “*” “1”. Thank you. Our first question today is coming from of Maj Soueidan of GeoInvesting. Please go ahead.

Maj Soueidan:  I have a quick question for you. I was wondering if you could explain or get into maybe the competitive landscape for the company, just trying to understand how competitive it is and what your competitors look like and what you feel that your competitive advantages are. You are still a small company in this market and there’s a lot of growth there and a lot of revenue. I am sure there will be competitors chasing it obviously and just wondering how this small company over the years has been able to compete and what your plan is to go forward and what your advantages are going forward?

Don Pettigrew:  Maj, this is Don Pettigrew. I appreciate the question. It’s a good question. The competitive landscape is a unique one in that we have really worked hard to establish brand recognition. In the world of home infusion, there’s a stickiness to the business that there is a resistance to change. So we don’t have many competitors, we are very focused and where we do have our products in the sub-q IG markets but we have plenty of room to grow as we look to expand in indications for CIDP, potentially into the antibiotic market. But all in all the market size we referenced earlier the US sub-q IG market is 1.3 billion for devices, etc. So we have plenty of room to grow as we sit right now.

Maj Soueidan:  Thank you.

RMS Medical Products Third Quarter 2018 Results Conference Call

October-24-2018

Confirmation #13684282

Don Pettigrew: You bet.

Operator:  Thank you. Once again, that is “*” “1” for any additional questions. Our next question is coming from Steve Lumert(sp), a private investor. Please go ahead.

Steve Lumert:  Yes, so good morning. In following the presentation toward the end you indicated that this Horton Fund has notified their intention to exercise certain warrants. What is the price of the stock applicable to the warrant exercise and how many shares are we talking about?

Dan Goldberger:  So the warrants, the existence of the warrants has been disclosed over the last several years and I apologize but I have to refer you to the filings.

Steve Lumert:  Okay. And what impact do you see as far as the existing stock price as a result of the exercise of the warrants?

Dan Goldberger:  Well, this is a long-standing warrant and the investor has the right to exercise and put cash to the company. So good thing.

Steve Lumert:  So we have no idea what the stock price is that the warrants are exercisable at?

Dan Goldberger:  It’s in the filings. When the warrants were granted.

Steve Lumert:  Okay, but you don’t have any idea unless you check the filings?

Dan Goldberger:  We don’t know how many of the warrants are actually going to be exercised at this time.  [SUPPLEMENTAL INFORMATION:  On September 13, 2018, Horton Capital Partners Fund, LP notified RMS of its intention to exercise the warrant, purchased on August 8, 2014 and expiring on August 8, 2019, in full at an exercise price of $0.45 per share at a closing to take place no earlier than November 12, 2018].

Steve Lumert:  Okay. I see. All right. That’s my only question.

Operator:  Thank you. At this time I would like to turn the floor back over to management for closing comments.

Dan Goldberger:  Donna, thank you for your time and we greatly appreciate everybody’s interest and attention and look forward to continuing to report good results. Thanks, everybody.

Operator:  Ladies and gentlemen, thank you for your participation. This concludes today’s conference. You may disconnect your lines at this time and have a wonderful day.